UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2014

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point

Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2014, Lee E. Mikles was appointed to the Board of Directors (the “Board”) of Pendrell Corporation (the “Company”). The Board has determined that Mr. Mikles is an independent director within the meaning of the Nasdaq listing standards. Following Mr. Mikles’ appointment, the Board consists of nine directors. The Board also appointed Mr. Mikles to serve as a member of the Audit Committee of the Board. No arrangement or understanding exists between Mr. Mikles and any other person pursuant to which he was selected as a director.

Mr. Mikles, age 58, has served as president and director of FutureFuel Corp., a manufacturer of custom and performance chemicals and biofuels, since 2005, and served as its Chief Executive Officer from 2005 to January 2013. Mr. Mikles also served as the principal financial officer of FutureFuel Corp. from 2005 to January 2008. Mr. Mikles currently serves on the board of directors of Boss Holdings, Inc., a marketer and distributor of gloves, protective wear and pet supplies. He served as chairman of Mikles/Miller Management, Inc., a registered investment adviser and home to the Kodiak family of funds, between 1992 and 2005 and was chairman of Mikles/Miller Securities, LLC, a registered broker-dealer, between 1999 and 2005. Mr. Mikles has served on the boards of directors of Pacific Capital Bankcorp., Official Payments Corporation, Coastcast Corporation, Nelnet, Inc., Imperial Bank and Imperial Bancorp.

Pursuant to the Company’s Board Compensation Policy for all non-employee directors, Mr. Mikles will be paid an annual retainer in the amount of $50,000, paid quarterly, for his services as a director and an annual retainer in the amount of $8,000, also paid quarterly, for his services as a member of the Audit Committee. Mr. Mikles may elect to receive all or a portion of the cash compensation payable to him in shares of the Company’s Class A common stock (“Common Stock”). On April 10, 2014, Mr. Mikles was granted nonqualified stock options to purchase 75,000 shares of Common Stock as consideration for his agreement to serve on the Board. The options have an exercise price equal to the closing price of the Common Stock as reported on the Nasdaq Global Market on that date and will vest and become exercisable in four equal annual installments beginning with the date the options were granted if he continues to serve as a director through such dates, with the result that the options will become fully vested following four years of service on the Board. Pursuant to the Company’s Board Compensation Policy, Mr. Mikles will receive nonqualified stock options to purchase an additional 60,000 shares of Common Stock on October 1 of each year, provided that he remains a director on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Robert S. Jaffe
Robert S. Jaffe Vice President, General Counsel and Corporate Secretary

Dated: April 11, 2014